NEWS RELEASE FOR IMMEDIATE RELEASE

BRIGHAM EXPLORATION ANNOUNCES THE RESIGNATION OF R. GRAHAM WHALING AND THE APPOINTMENT OF SCOTT W. TINKER TO ITS BOARD OF DIRECTORS

Austin, TX - December 17, 2007 -- Brigham Exploration Company (NASDAQ:BEXP) today announced that R. Graham Whaling has resigned from its board of directors and that Scott W. Tinker has been appointed to the board of directors. Mr. Whaling has served as a member of Brigham's board of directors since June 2001.

Bud Brigham, Brigham's CEO and President, commented, “We appreciate the very significant contributions that Graham Whaling has made at Brigham and we wish that he could stay on our board. However, we understand that with the formation of Parkman Whaling, it is time for Graham to concentrate his efforts fully on the start up of his new investment banking firm.” Mr. Whaling commented, “It is with regret that I have resigned from the Board of Directors of Brigham Exploration Company. I have enjoyed my association with the company, the board and the management, and I remain enthusiastic about the future of the company.”

Scott W. Tinker is Director of the Bureau of Economic Geology at The University of Texas at Austin (UT), a major international energy and environmental research organization. A former SPE/SEG/AAPG Distinguished Lecturer and President Elect of the American Association of Petroleum Geologists, Dr. Tinker is a member of the National Petroleum Council. In addition, Dr. Tinker is the State Geologist of Texas, a Professor in UT’s Department of Geological Sciences where he is a member of the Executive Committee of the new John A. and Katherine G. Jackson School of Geosciences. Prior to joining the Bureau of Economic Geology in January 2000, Dr. Tinker spent 18 years as a geologist in various capacities working with E&P companies in the oil and gas industry. Most recently, Dr. Tinker was with Marathon Oil’s Petroleum Technology Center in Littleton, Colorado, where he designed and managed studies of large oil and gas fields.

Dr. Tinker holds a Ph.D. from the University of Colorado, an M.S. from the University of Michigan and a B.S. from Trinity University. Dr. Tinker will also serve on the board’s Audit Committee. With respect to the appointment, Bud Brigham, Chairman of the Board commented, “We are very pleased that Dr. Tinker has accepted the Board’s invitation to join our board of directors. Scott’s attributes complement our other board of directors extremely well. He brings a remarkable technical background and knowledge base, as well as vast and varied experience and affiliations that will position him to make significant contributions to our future success.”

About Brigham Exploration

Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

Forward Looking Statement Disclosure

Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the federal securities laws. Important factors could cause our actual results to differ materially from those contained in the forward looking statements including our growth strategies, our ability to successfully and economically explore for and develop oil and gas resources, anticipated trends in our business‚ our liquidity and ability to finance our exploration and development activities‚ market conditions in the oil and gas industry‚ our ability to make and integrate acquisitions, the impact of governmental regulation and other risks more fully described in the company's filings with the Securities and Exchange Commission. Forward-looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements may be expressed differently. All forward looking statements contained in this release, including any forecasts and estimates, are based on management's outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

Contact:	Rob Roosa, Finance Manager (512) 427-3300